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                                                                    Exhibit 23.3

                               September 17, 2003

                 CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

     As independent petroleum consultants, Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information effective March 31, 2003 and contained in our reserve report dated May 15, 2003, prepared for Whiting Petroleum Corporation, and to references to our firm included in or made part of Amendment No. 1 to the Securities & Exchange Commission Form S-1 Registration Statement.

                                  Sincerely,


                                  /s/ Cawley, Gillespie & Assoc., Inc.
                                  CAWLEY, GILLESPIE & ASSOCIATES, INC.